                                                                  Exhibit 99.1

[ZOLTEK logo]

FOR IMMEDIATE RELEASE
---------------------

                            ZOLTEK COMPANIES, INC.
                            ----------------------
                       APPOINTS NEW INDEPENDENT DIRECTOR
                       ---------------------------------


         ST. LOUIS, MISSOURI -- May 7, 2009 -- Zoltek Companies, Inc. (Nasdaq:
"ZOLT") today reported that at its regular quarterly meeting held May 2, 2009, the Board of Directors appointed Pedro Reynoso as a director for a term expiring at the 2010 annual meeting of shareholders. Mr. Reynoso succeeds James Betts who retired from the Board effective with Mr. Reynoso's appointment.

         Mr. Reynoso, age 64, is President and CEO of Planfin, S.A. de C.V., a Mexican consulting firm he founded in 1982, and also serves as Director of Operations for the textile and packaging divisions of Cydsa, S.A. de C.V., a publicly traded Mexican company that operates in the chemical and textile markets, a position Mr. Reynoso has held since 2002. Before joining Cydsa, Mr. Reynoso served in various executive and operating positions in manufacturing and financial services businesses. He also has served on the Boards of Directors of various publicly traded and privately owned Mexican companies active in a range of industries, including mining, real estate, textiles, electronics and energy. Mr. Reynoso is a Mexican national who spent his elementary and high school years studying at St. Joseph's Academy in Brownsville, Texas, and then studied at Instituto Tecnologico y de Estudios Superiores de Monterrey in Monterrey, Mexico, where he earned a Bachelor's degree, with honors, in Public Accounting. The Company has determined that Mr. Reynoso is an independent director under Nasdaq rules.

         Zsolt Rumy, Zoltek's Chairman and CEO, commented, "We are delighted that we were able to recruit Pedro to join the Zoltek Board. With the successful acquisition and retrofit of our facility in Guadalajara, our Mexican operations will be a key element in our future growth strategy and we expect Pedro will be an invaluable asset for us in that area. We have worked with Pedro in his role on behalf of Cydsa and came to respect his professionalism and expertise."

         Mr. Rumy added, "On behalf of all Zoltek's shareholders, I also want to recognize Jim Betts for his many contributions as a Board member since our IPO in 1982. Jim has always been there for us, and we sincerely appreciate his friendship and willingness to generously share his background and experience as a respected chemical industry executive. We wish Jim all the best in his retirement."

[ZOLTEK logo]

Zoltek Companies, Inc. Appoints New Independent Director
Page 2
May 7, 2009

------------------------------------------------------------------------------

                       FOR FURTHER INFORMATION CONTACT:
                     ZSOLT RUMY, CEO OR ANDY WHIPPLE, CFO
                              3101 MCKELVEY ROAD
                              ST. LOUIS, MO 63044
                                (314) 291-5110

This press release contains certain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "expect," "believe," "goal," "plan," "intend," "estimate," and similar expressions and variations thereof are intended to specifically identify forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of us, our directors and officers with respect to, among other things: (1) our financial prospects; (2) our growth strategy and operating strategy, including our focus on facilitating acceleration of the introduction and development of mass market applications for carbon fibers; (3) our current and expected future revenue; and (4) our ability to complete financing arrangements that are adequate to fund current operations and our long-term strategy.

This press release also contains statements that are based on the current expectations of our company. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. The factors that might cause such differences include, among others, our ability to: (1) penetrate existing, identified and emerging markets, including entering into new supply agreements with large volume customers for wind energy and other high volume commercial applications; (2) continue to improve efficiency at our manufacturing facilities on a timely and cost-effective basis to meet current order levels of carbon fibers; (3) successfully add new planned capacity for the production of carbon fiber and precursor raw materials and meet our obligations under long-term supply agreements; (4) maintain profitable operations; (5) increase our borrowing at acceptable costs; (6) manage changes in customers' forecasted requirements for our products; (7) continue investing in application and market development in a range of industries; (8) manufacture low-cost carbon fibers and profitably market them despite increases in raw material and energy costs; (9) successfully operate our Mexican facility to produce acrylic fiber precursor and add carbon fiber production lines; (10) resolve the pending non-public, fact-finding investigation being conducted by the Securities and Exchange Commission; (11) successfully continue operations at our Hungarian facility if natural gas supply disruptions recur; (12) successfully prosecute patent litigation; and (13) manage the risks identified under "Risk Factors" in our filings with the SEC. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.